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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2006
P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 10, 2006, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of P.F. Chang’s China Bistro, Inc. (the “Company”), the Committee approved bonuses of the Company’s executive officers for fiscal year 2005. The following table sets forth the fiscal year 2005 bonus for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated April 8, 2005 who will continue to be employed by the Company during calendar 2006).

Name	Title	2005 Bonus

Richard L. Federico	Chief Executive Officer	108,067

Robert T. Vivian	President	68,873

Russell G. Owens	Executive Vice President – and President of Pei Wei Asian Diner, Inc.	60,264

R. Michael Welborn	Executive Vice President and Chief Administrative Officer	35,530

Kristina K. Cashman	Chief Financial Officer and Secretary	28,999

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.

Date: February 16, 2006

/s/ Kristina K. Cashman
Kristina K. Cashman
Chief Financial Officer